LEGAL & COMPLIANCE, LLC

            LAURA ANTHONY, ESQUIRE
            STUART REED, ESQUIRE                                                                 WWW.LEGALANDCOMPLIANCE.COM
                                                                                     DIRECT E-MAIL:
                                 LAURAANTHONYPA@AOL.COM

November 29, 2007

Board of Directors
IElement Corporation
17194 Preston Rd Suite 102
PO BOX 341
Dallas, TX 75248

Re: Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC

By:_/s/ Laura Anthony, Legal & Compliance, LLC
Laura Anthony, President

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832
OFFICES IN WEST PALM BEACH AND MIAMI BEACH